CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated January 5, 2009, in this Registration Statement on Form S-1/A of Encore Brands, Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

LBB & Associates Ltd., LLP

Houston, Texas
July 20, 2009